SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-A


                     FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                 FIRST TRUST/ABERDEEN EMERGING OPPORTUNITY FUND
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              MASSACHUSETTS                             71-1005833
 ----------------------------------------    ----------------------------------
 (State of Incorporation or Organization)  (I.R.S. Employer Identification No.)

 1001 Warrenville Road, Suite 300, Lisle, Illinois        60532
---------------------------------------------------     ----------
 (Address of Principal Executive Offices)               (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.[ X ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-134540

Securities to be registered pursuant to Section 12(b) of the Act:

        TITLE OF EACH CLASS         NAME OF EACH EXCHANGE ON WHICH
        TO BE SO REGISTERED         EACH CLASS IS TO BE REGISTERED

    Common Shares of Beneficial      New York Stock Exchange, Inc.
 Interest $.01 par value per share

Securities to be registered pursuant to Section 12(g) of the Act:


                                      NONE
                      ------------------------------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares"), of First Trust/Aberdeen Emerging Opportunity Fund (the "Registrant"). An application for listing of the Shares has been filed with the New York Stock Exchange, Inc. A description of the Shares is contained under the caption "Description of Shares," at page 40 of the Preliminary Prospectus, which is a part of the initial Registration Statement on Form N-2 (Registration Nos. 333-134540 and 811-21905), filed with the Securities and Exchange Commission on May 26, 2006. Such description is incorporated by reference herein.

ITEM 2.     EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                    SIGNATURE

      Pursuant to the requirements of Section 12(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        FIRST TRUST/ABERDEEN EMERGING
                                        OPPORTUNITY FUND



                                        By: /s/ W. Scott Jardine
                                        -----------------------------
                                        W. Scott Jardine, Secretary

August 17, 2006